Exhibit 10.4.2 (b)

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made this 29th day of September, 2003 (the "Agreement Date") between the following parties ("Parties"):

     (i)  BOK Financial Corporation, an Oklahoma corporation ("BOKF"); and,

     (ii) Steven G. Bradshaw, an individual residing in Tulsa, Oklahoma (the "Executive").

     BOKF and Executive, in consideration of the promises and covenants set forth herein (the receipt and adequacy of which are hereby acknowledged) and intending to be legally bound hereby, agree as follows:

(1)  Purpose of This Agreement. The purpose of this Agreement is as follows:

     (a) BOKF is a multi-bank holding company, subject to regulation by the Board of Governors of the Federal Reserve System. The subsidiary banks of BOKF include Bank of Oklahoma, National Association ("BOk"), Bank of Arkansas, National Association ("BArk"), Bank of Texas, National Association ("BoT"), and Colorado State Bank and Trust, National Association ("CSBT"). The subsidiary broker-dealer of BOKF is BOSC, Inc. ("BOSC").

     (b) The Executive currently serves as Executive Vice-President, Consumer Banking, of Bank of Oklahoma, National Association.

     (c) BOKF desires to employ Executive and Executive desires to accept employment by BOKF as Senior Executive Vice-President, Consumer Banking and Wealth Management.

     (d)  The purpose of this Agreement is to set forth the terms and conditions
          (i) on which BOKF shall employ the Executive.

(2) Employment. BOKF hereby employs the Executive, and the Executive hereby accepts employment with BOKF, on the following terms and conditions:

     (a) Executive shall serve as Senior Executive-Vice President of BOKF and as Senior Executive-Vice President of BOk. Executive shall be responsible for Consumer Banking in the BOKF subsidiary banks, BOk Mortgage Division, Trust Division in the BOKF subsidiary, Private Banking in the BOKF subsidiary banks, and BOSC.

     (b) Executive shall devote all time and attention reasonably necessary to the affairs of the BOKF and BOk and shall serve the BOKF and BOk diligently, loyally, and to the best of his ability.

     (c) Executive shall serve in such other or additional positions as an officer and/or director of the BOKF and BOk or any of its affiliates as the Chief Executive Officer of BOKF may reasonably request; provided, however, Executive's residence and place of work shall be in Tulsa, Oklahoma area.

     (d) Notwithstanding anything herein to the contrary, Executive shall not be precluded from engaging in any charitable, civic, political or community activity or membership in any professional organization.

(3) Compensation. As the sole, full and complete compensation to the Executive for the performance of all duties of Executive under this Agreement and for all services rendered by Executive to the BOKF and/or to any affiliate of the BOKF:

     (a) BOKF shall pay the Executive an annual salary (the "Annual Salary") during the Term (as hereafter defined). Initially, the Annual Salary shall be at the rate of $280,000 per year. The Annual Salary shall be payable in installments in arrears, less usual and customary payroll deductions for FICA, federal and state withholding, and the like, at the times and in the manner in effect in accordance with the usual and customary payroll policies generally in effect from time to time at BOKF.

          (i) The Annual Salary shall not be decreased at any time during the Term (as hereafter defined) of this Agreement.

          (ii) The Annual Salary may be increased annually in accordance with BOKF's compensation review practices in effect from time to time for senior executives.

     (b) BOKF shall pay and provide to Executive pension, thrift, medical insurance, disability insurance plan benefits, and other fringe benefits, on the same terms and conditions generally in effect for senior executive employees of the BOKF and its affiliates (the "Additional Benefits").

     (c) BOKF may, from time to time in BOKF's sole discretion consistent with the practices generally in effect for senior executive employees of the BOKF and its affiliates, pay or provide, or agree to pay or provide, Executive a bonus, stock option, or other incentive or performance based compensation.

          (i) All such bonus, stock option or other incentive or performance based compensation, regardless of its nature (hereinafter called "Performance Compensation") shall not constitute Annual Salary.

               (A)  BOKF  shall  consider  Executive  for the award of bonus and
                    other   incentive   compensation   on  the  same  terms  and
                    conditions as offered generally to the senior executive officers of the BOKF; provided, however:

               (B) BOKF shall pay Executive a minimum bonus of $125,000 for year 2004, payable on or before March 15, 2005;

               (C) BOKF shall provide an annual incentive award (as a percent of Annual Salary) to Executive pursuant to BOKF's Executive Incentive Compensation Plan as in effect from time to time which award shall have a 50% target award and maximum of 100% performance award, subject to approval by the BOKF Independent Compensation Committee; and,

               (D) BOKF shall provide a long-term incentive award (as a percent of Annual Salary) to Executive pursuant to BOKF's Executive Incentive Compensation Plan as in effect from time to time which award shall have a 100% target award and maximum of 150% performance award, subject to approval by the BOKF Independent Compensation Committee.

     (d)  BOKF  shall   reimburse   Executive  for   reasonable   and  necessary
          entertainment, travel and other expenses in accordance with BOKF's standard policies in general effect for senior executives of BOKF.

          (i) BOKF shall consider Executive for the award of options to acquire shares of BOKF Common Stock in respect of the BOKF stock option plan at the time and on the same terms and conditions as offered generally to the senior executive officers of BOKF.

          (ii) At the election of Executive, BOKF shall issue to Executive, in lieu of all or any part of the Options which would otherwise be awarded pursuant to the preceding sub-paragraph, BOKF restricted shares (on the terms and conditions set forth in the BOKF Executive Incentive Compensation Plan, "Restricted Shares").

     (e) The Executive shall be allowed vacation, holidays, and other employee benefits not described above in accordance with BOKF's standard policy in general effect for BOKF's senior executive employees.

     (f) BOKF shall permit Executive to participate in a deferred compensation plan on the terms and conditions substantially the same as those established from time to time for the Chief Executive Officer of BOKF.

     (g) Executive hereby agrees to accept the foregoing compensation as the sole, full and complete compensation to Executive for the performance of all duties of Executive under this Agreement and for all services rendered by Executive to the BOKF or any affiliate of the BOKF.

(4) Term of Employment. The term (the "Term") of Executive's employment ("Employment") pursuant to this Agreement shall commence on October 15, 2003 (the "Commencement") and shall continue thereafter provided that upon ninety days prior written notice, either Party may terminate this Agreement effective on or after the first anniversary date of the Commencement.

(5) Termination of Employment. Notwithstanding the provisions of paragraph 4 of this Agreement, the Employment may be terminated on the following terms and conditions:

     (a) Termination by BOKF Without Cause. In the event the BOKF terminates Employment of Executive without cause:

          (i) BOKF shall forthwith upon such termination (A) pay to Executive BOKF's standard severance pay and in addition an amount equal to Executive's then Annual Salary, (B) the Executive shall, for the remaining portion of the Term, be entitled to receive any benefits, insured or otherwise, that Executive would otherwise be able to receive under any Benefit Plan of the BOKF of which Executive is a beneficiary in accordance with paragraph 3(b), (C) Executive shall be entitled to receive pay for vacation in accordance with BOKF's then existing policy for terminating senior executive employees, and (D) Executive shall be entitled to receive those amounts due Executive pursuant to paragraph 7(b) and shall be bound by the Non-Solicitation Agreement (as hereafter defined).

          (ii) If, within one year of the Commencement, Executive is terminated for any reason other than for cause following a Change of Control (as hereafter defined), BOKF shall pay Executive upon such termination in one lump sum payment an amount equal to two times Executive's Annual Salary at the time of termination. As used herein, a Change Control shall be deemed to have occurred if, and only if:

               (A) George B. Kaiser, affiliates of George B. Kaiser, and/or members of the family of George B. Kaiser collectively cease to own more shares of the voting capital stock of BOKF than any other shareholder (or group of shareholders acting in concert to control BOKF to the exclusion of George B. Kaiser, affiliates of George B. Kaiser, or members of the family of George B. Kaiser); or,

               (B) BOKF shall cease to own directly and indirectly more than 50% of the voting capital stock of the BOk.

     (b) Termination by BOKF for Cause. BOKF may terminate the Employment for cause on the following terms and conditions:

          (i) BOKF shall be deemed to have cause to terminate Executive's Employment only in one or more of the following events:

               (A) The Executive shall fail to substantially perform his obligations under this Agreement except as a result of Executive's incapacity due to physical or mental illness after having first received notice of such failure and thirty days within which to correct the failure;

               (B) The Executive commits any act which is intended by Executive to injure BOKF or any of its affiliates;

               (C) The Executive is convicted of any criminal act or act involving moral turpitude which the BOKF reasonably deems adversely affects the suitability of Executive to serve BOKF or any of its affiliates;

               (D) The Executive commits any dishonest or fraudulent act which the BOKF reasonably deems material to the BOKF, including the reputation of the BOKF or any of its affiliates; or,

               (E) Any refusal by Executive to obey orders or instructions of the Chief Executive Officer of the BOKF or BOk unless such instructions would require Executive to commit an illegal act, could subject Executive to personal liability, would require Executive to violate the terms of this Agreement, are inconsistent with recognized ethical standards, or would otherwise be inconsistent with the duties of an officer of a bank.

                    (ii) BOKF  shall  be  deemed  to  have  cause  to  terminate
                         Executive's Employment only when a majority of the members of the Board of Directors of the BOKF finds that, in the good faith opinion of such majority, the Executive committed one or more of the acts set forth in clauses (A) through (E) of the preceding subparagraph, such finding to have been made after at least twenty (20) business days' notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before such majority. The determination of such majority, made as set forth above, shall be binding upon the BOKF and the Executive;

                    (iii)The effective date of a termination  for cause shall be the date of the action of such majority finding the termination was with cause. In the event the BOKF terminates Executive's Employment for cause, (A) BOKF shall pay Executive the Executive's then Annual Salary through, but not beyond, the effective date of the termination and (B) the Executive shall receive those Additional Benefits accrued through but not beyond the effective date of such termination which are thereafter payable under the terms and provisions of benefit plans then in effect in accordance with paragraph 3(b) above,
                         (C) BOKF shall pay the Executive for vacation in accordance with BOKF's then existing policy for senior executive employees, and (D) Executive shall be bound by the provisions of the Non-Solicitation Agreement.

     (6) Provisions Respecting Illness and Death. In the event Executive is unable to perform his duties under this Agreement on a full-time basis for a period of six (6) consecutive months by reason of illness or other physical or mental disability, and at or before the end of such period, Executive does not return to work on a full-time basis, BOKF may terminate Executive's Employment without further or additional compensation being due the Executive from BOKF except Annual Salary accrued through the date of termination, Additional Benefits accrued through the date of such termination under benefit plans then in effect in accordance with paragraph 3(b) above, and vacation in accordance with BOKF's then existing policy for senior executive employees, and the provisions of paragraph 7 shall apply. Without limiting the generality of Paragraph 3(f), Executive shall upon such termination receive those benefits provided in the BOKF long term disability policy then in effect. In the event of the death of the
          Executive,   the

          Employment of the Executive shall automatically terminate as of the date of death without further or additional compensation being due the Executive, except BOKF shall pay to the estate of the Executive the Annual Salary accrued through the date of termination and the Additional Benefits accrued through the date of such termination under benefit plans then in effect in accordance with paragraph 3(b) above.

     (7) Agreement Not to Solicit. The provisions of this paragraph are hereafter called the "Non-Solicitation Agreement".

          (a) Executive agrees that, for a period of two (2) years following any termination of the Employment for cause, and for a period of one (1) year following any termination of the Employment for any reason other than cause (including expiration of the Term), Executive shall not directly or indirectly (whether as an officer, director, employee, partner, stockholder, creditor or agent, or representative of other persons or entities) contact or solicit, in any manner indirectly or directly, individuals or entities who were at anytime during the original or any extended Term clients of BOKF or any of its affiliates for the purpose of providing banking, trust, investment, or other services provided by BOKF or any of its affiliates during the Term or contact or solicit employees of BOKF or any affiliates of BOKF to seek employment with any person or entity except BOKF and its affiliates. This Non-Solicitation Agreement shall not apply to ownership by Executive of up to ten percent (10%) of the common stock of a corporation traded on the facilities of a national securities exchange engaged in the banking business of which Executive is not a director, officer, employee, agent or representative.

          (b) BOKF shall pay Executive, in addition to any other amounts which may be due Executive, during each year in which the
               Non-Solicitation  Agreement  is  in  effect,  $3,000  payable  in installments in arrears, less usual and customary payroll deductions for FICA, federal and state withholding, and the like, at the times and in the manner in effect in accordance with the usual and customary payroll policies generally in effect from time to time at BOKF.

          (c) Executive agrees that the Non-Solicitation Agreement and all the restrictions set forth in this Non-Solicitation Agreement are fair and reasonable.

          (d) Executive agrees that (i) any remedy at law for any breach of this Non- Agreement would be inadequate, (ii) in the event of any breach of this Non-Solicitation Agreement, the Non-Solicitation Agreement shall constitute incontrovertible evidence of irreparable injury to BOKF, and (iii) BOKF shall be entitled to both immediate and permanent injunctive relief without the necessity of establishing or posting any bond therefor to preclude any such breach (in addition to any remedies of law which BOKF may be entitled).

(8)  Confidential Information.

          (a) Executive acknowledges that, during the Term and prior to the Term, Executive has had and will have access to Confidential Information, all of which shall be made accessible to Executive only in strict confidence; that unauthorized disclosure of Confidential Information will damage the BOKF's business; that Confidential Information would be susceptible to immediate competitive application by a competitor of the BOKF; that BOKF's business is substantially dependent on access to and the continuing secrecy of Confidential Information; that Confidential Information is unique to the BOKF and known only to Executive and certain key employees and contractors of BOKF; that the BOKF shall at all times retain ownership and control of all Confidential Information; and that the restrictions contained in this paragraph are reasonable and necessary for the protection of the BOKF's business.

          (b) All documents or other records containing or reflecting Confidential Information ("Confidential Documents") prepared by or to which Executive has access are and shall remain the property of the BOKF. Executive shall not copy or use any Confidential Document for any purpose not relating directly to Executive's work on the BOKF's behalf, or use, disclose or sell any Confidential Document to any party other than the BOKF and its employees. Upon the termination of this Agreement or upon the BOKF's request before or after such termination, Executive shall immediately deliver to the BOKF or its designee (and shall not keep in Executive's possession or deliver to anyone else) all Confidential Documents and all other property belonging to the BOKF. This paragraph shall not bar
               Employee from complying with any subpoena or court order, provided that Executive shall at the earliest practicable date provide a copy of the subpoena or court order to the BOKF's Chief Executive Officer.

          (c) During the Term and for a period of four (4) years thereafter, regardless of the reason for termination of Executive's employment, (i) Executive shall not disclose any Confidential Information to any third party and (ii) Executive shall use Confidential Information only in connection with and in furtherance of Executive's work for the BOKF and its affiliates.

          (d) As used herein, Confidential Information means all nonpublic information concerning or arising from the BOKF's business, including particularly but not by way of limitation trade secrets used, developed or acquired by the BOKF in connection with its business; information concerning the manner and details of the BOKF's operations, organization and management; financial information and/or documents and nonpublic policies, procedures and other printed or written material generated or used in connection with the BOKF's business; the BOKF's business plans and strategies; electronic files or documents prepared by BOKF or

               Executive containing the identities of the BOKF's customers (including their addresses and telephone numbers), the nature and amounts of their assets and liabilities, and the specific individual customer needs being addressed by the BOKF; the nature of fees and charges assessed by the BOKF; nonpublic forms, contracts and other documents used in the BOKF's business; the nature and content of any proprietary computer software used in the BOKF's business, whether owned by the BOKF or used by the BOKF under license from a third party; and all other nonpublic information concerning the BOKF's concepts, prospects, customers, employees, contractors, earnings, products, services, equipment, systems, and/or prospective and executed contracts and other business arrangements. Confidential Information shall not include
               (i) general skills and general knowledge of the industry obtained by reason of Executive's association with the BOKF; (ii) information that is or becomes public knowledge through no fault or action of Executive; (iii) any information received from an independent third party who is under no duty of confidentiality with respect to the information; or (iv) any information that, on advice of counsel, Executive is required to disclose by law or regulation.

(9) Surrender of Records and Property. Upon termination of Executive's employment with BOKF for whatever reason, Executive shall deliver promptly to the BOKF all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof that relate in any way to the business, products, practices or techniques of the BOKF or any of its affiliates, and all other information of the BOKF or any of its affiliates, including, but not limited to, all documents that in whole or in part contain any information which is defined in this Agreement as Confidential Information and which is in the possession or under the control of Executive.

(10) Executive's Representations. Executive hereby represents that (i) prior to the Agreement Date Executive has, and as of the Commencement Executive will have, continued to fulfill Executive's duty of loyalty to Executive's present employer, (ii) the conditions of Executive's present employment do not restrict Executive's ability to accept employment in accordance with this Agreement, and (iii) as of the Commencement, Executive will not have in his possession any confidential or proprietary information belonging to Executive's present employer.

(11) Miscellaneous Provisions. The following miscellaneous provisions shall apply to this Agreement:

     (a) All notices or advices required or permitted to be given by or pursuant to this Agreement, shall be given in writing. All such notices and advices shall be (i) delivered personally, (ii) delivered by facsimile or delivered by U.S. Registered or Certified Mail, Return Receipt Requested mail, or (iii) delivered for overnight delivery by a nationally recognized overnight courier service. Such notices and advices shall be deemed to have been given (i) the first business day following the date of delivery if delivered personally or by facsimile, (ii) on the third business day following the date of mailing if mailed by U.S. Registered or Certified Mail, Return Receipt Requested, or (iii) on the date of receipt if delivered for overnight delivery by a nationally recognized overnight courier service. All such notices and advices and all other communications related to this Agreement shall be given as follows:


                   If to BOKF:              BOKF Financial Corporation
                                            Att: Stanley A. Lybarger
                                            Bank of Oklahoma Tower
                                            P.O. Box 2300
                                            Tulsa, Oklahoma 74192
                                            Telephone No.: (918) 588-6888
                                            Telecopy No.: (918) 382-5435
                                            slybarger@BOKF.com

                  With a Copy to:           Frederic Dorwart
                                            Old City Hall
                                            124 East Fourth Street
                                            Tulsa, OK 74103-5010
                                            Telephone No.: (918) 583-9945
                                            Telecopy No.: (918) 583-8251
                                            FDorwart@FDLaw.com

                  If to Executive:          Steven G. Bradshaw
                                            -------------------------
                                            Tulsa, Oklahoma ________
                                            Telephone No.:  ______________
                                            Telecopy No.:   _______________
                                            -------------------------

                  or to such other address as the party may have furnished to the other parties in accordance herewith, except that notice of change of addresses shall be effective only upon receipt.

          (b) This Agreement is made and executed in Tulsa, Oklahoma and all actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to or from this Agreement, shall be litigated in courts having situs in Tulsa, Oklahoma.

          (c) This Agreement shall be subject to, and interpreted by and in accordance with, the laws of the State of Oklahoma.

          (d) This Agreement is the entire Agreement of the parties respecting the subject matter hereof. There are no other agreements,
               representations   or   warranties,
               whether oral or written, respecting the subject matter hereof, except as stated in this Agreement.

          (e) This Agreement, and all the provisions of this Agreement, shall be deemed drafted by all of the parties hereto.

          (f) This Agreement shall not be interpreted strictly for or against any party, but solely in accordance with the fair meaning of the provisions hereof to effectuate the purposes and interest of this Agreement.

          (g) Each party hereto has entered into this Agreement based solely upon the agreements, representations and warranties expressly set forth herein and upon her or his own knowledge and investigation. Neither party has relied upon any representation or warranty of any other party hereto except any such representations or warranties as are expressly set forth herein.

          (h) Each of the persons signing below on behalf of a party hereto represents and warrants that he or she has full requisite power and authority to execute and deliver this Agreement on behalf of the parties for whom he or she is signing and to bind such party to the terms and conditions of this Agreement.

          (i) This Agreement may be executed in counterparts, each of which shall be deemed an original. This Agreement shall become effective only when all of the parties hereto shall have executed the original or counterpart hereof. This Agreement may be executed and delivered by a facsimile transmission of a counterpart signature page hereof.

          (j) In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

          (k)  This  Agreement  shall be  binding  upon and  shall  inure to the
               benefit   of   the   parties   and   their   respective    heirs,
               administrators, successors and assigns.

          (l) This is not a third party beneficiary contract, except each affiliate of BOKF shall be a third party beneficiary of this Agreement.

          (m) This Agreement may be amended or modified only in a writing, as agreed to by the parties hereto, which specifically references this Agreement.

          (n) A party to this Agreement may decide or fail to require full or timely performance of any obligation arising under this Agreement. The decision or failure of a party hereto to require full or timely performance of any obligation arising under this Agreement (whether on a single occasion or on multiple occasions) shall not be deemed a waiver of any such obligation. No such decisions or failures shall give rise to any claim of estoppel, laches, course of dealing, amendment of this

               Agreement by course of dealing, or other defense of any nature to any obligation arising hereunder.

          (o) In the event any provision of this Agreement, or the application of such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, or unenforceable to any extent for any reason, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

Dated as of the Agreement Date.


                                           BOK FINANCIAL CORPORATION

                                                /s/ Stanley A. Lybarger
                                           By_________________________________



                                                /s/ Steven G. Bradshaw
                                           -----------------------------------
                                           Executive's Signature